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                                                                  Exhibit 3.1

                          CERTIFICATE OF INCORPORATION

                                       OF

                             TACK ACQUISITION CORP.

                            UNDER SECTION 102 OF THE

                GENERAL CORPORATION LAW OF THE STATE OF DELAWARE


                          -----------------------------


         I, Nora E. Davis, being a natural person over the age of 18 years with a mailing address of 825 Eighth Avenue, 47th Floor, New York, New York 10019, for the purpose of forming a corporation pursuant to Section 102 of the General Corporation Law of the State of Delaware, do hereby certify as follows:

                                  ARTICLE FIRST

         The name of the corporation (hereinafter called the "Corporation") is TACK Acquisition Corp.


                                 ARTICLE SECOND

         The address of the Corporation's registered office in the State of Delaware is 1209 Orange Street, Wilmington, New Castle County, Delaware 19801. The name of the registered agent of the Corporation at such address is The Corporation Trust Company.


                                  ARTICLE THIRD

         The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the "DGCL").


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                                                                             2

                                 ARTICLE FOURTH

         The aggregate number of shares of all classes of stock that the Corporation shall have authority to issue is 1,000 shares of Common Stock having the par value of $1.00 per share.


                                  ARTICLE FIFTH

         The name and mailing address of the incorporator is Nora E. Davis, 825 Eighth Avenue, 47th Floor, New York, New York 10019.


                                  ARTICLE SIXTH

         In furtherance and not in limitation of the powers conferred upon it by law, the Board of Directors of the Corporation is expressly authorized to adopt, amend or repeal the By-laws of the Corporation.


                                 ARTICLE SEVENTH

         Unless and except to the extent that the By-laws of the Corporation so require, the election of directors of the Corporation need not be by written ballot.


                                 ARTICLE EIGHTH

         To the fullest extent permitted by the DGCL as it now exists and as it may hereafter be amended, no director shall be personally liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL or (iv) for any transaction from which the director derived an improper personal benefit. Any repeal or modification of this ARTICLE EIGHTH shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification with respect to acts or omissions occurring prior to such repeal or modification.


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                                                                             3

                  IN WITNESS WHEREOF, I, Nora E. Davis, the sole incorporator of TACK Acquisition Corp., have executed this Certificate of Incorporation this 21st day of September, 2000, and DO HEREBY ACKNOWLEDGE under the penalties of perjury that this instrument is my act and deed and that the facts stated herein are true.



                                                 -------------------
                                                 Nora E. Davis
                                                 Sole Incorporator


                                                 Mailing Address:

                                                 825 Eighth Avenue
                                                 47th Floor
                                                 New York, New York 10019


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                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION





         TACK ACQUISITION CORP., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

                  DOES HEREBY CERTIFY:

                  FIRST: That the Board of Directors of said corporation, by the unanimous written consent of its members, filed with the minutes of the Board, adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of said corporation:

                  RESOLVED, that the Certificate of Incorporation of TACK ACQUISITION CORP. be amended by changing ARTICLE FOURTH thereof so that, as amended, said Article shall be and read as follows:

                           "The aggregate number of shares of all classes of stock that the Corporation shall have authority to issue is 301,000, of which 1,000 shares shall be Common Stock having the par value of $1.00 per share, and 300,000 shares shall be Preferred Stock having the par value of $1.00 per share."

                           SECOND: That in lieu of a meeting and vote of stockholders, the stockholders have given unanimous written consent to said amendment in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

                           THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 242 and 228 of the General Corporation law of the State of Delaware.


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                                                                             2

                           IN WITNESS WHEREOF, said TACK ACQUISITION CORP. has caused this certificate to be signed by John J. Byrne, its President, this ___ day of May, 2001.






                                            by
                                               ----------------------
                                               Name:  John J. Byrne
                                               Title: President



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                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION


Tack Acquisition Corp., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

         FIRST: That the Board of Directors of said corporation, by the unanimous written consent of its members filed with the minutes of the Board, adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of said corporation:

         RESOLVED, that the Certificate of Incorporation of Tack Acquisition Corp. be amended by changing the First Article thereof so that, as amended, said Article shall be and read as follows:

                  "The name of the corporation (hereafter called the "Corporation") is Fund American Companies, Inc."

         SECOND: That in lieu of a meeting and vote of stockholders, the stockholders have given unanimous written consent to said amendment in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.


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                                                                             2

         THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.


                  IN WITNESS WHEREOF, said corporation has caused this certificate to be signed by ___________________, its _________________, this
23rd day of May, 2001.


                                                   by
                                                      ------------------


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                                                       Title